                                  SCHEDULE 14C
                                 (RULE 14C-101)

Information Statement Pursuant to Section 14(c) of the Securities Exchange Act of 1934 Check the appropriate box:
[ ]      Preliminary Information Statement
[X]      Definitive Information Statement
[ ]      Confidential, for Use of the Commission Only
         (as permitted by Rule 14c-5(d)(2))

                              AUTOCARBON.COM, INC.
                (Name of Registrant As Specified In Its Charter)

PAYMENT OF FILING FEE (CHECK THE APPROPRIATE BOX):

[X]      No fee required
[ ]      Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.

         (1) Title of each class of securities to which transaction applies:

         (2) Aggregate number of securities to which the transaction applies:

         (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

         (4)      Proposed maximum aggregate value of transaction:

         (5)      Total fee paid:

[ ]      Fee paid previously with preliminary materials

[ ] check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

         (1)      Amount previously paid:
                                          --------------------------------------

         (2)      Form, Schedule or Registration Statement No.:
                                                                ----------------

         (3)      Filing Party:
                                ------------------------------------------------

         (4)      Date Filed:
                                ------------------------------------------------

                              AUTOCARBON.COM, INC.
                  136-M TENTH STREET, RAMONA, CALIFORNIA 92065


                              INFORMATION STATEMENT
                             PURSUANT TO SECTION 14
                     OF THE SECURITIES EXCHANGE ACT OF 1934
                 AND REGULATION 14C AND SCHEDULE 14C THEREUNDER

                        WE ARE NOT ASKING YOU FOR A PROXY
                  AND YOU ARE NOT REQUESTED TO SEND US A PROXY



                                                              Ramona, California
                                                              September 13, 2002

              This information statement has been mailed on or about September 13, 2002 to the stockholders of record on August 29, 2002 (the "Record Date") of Autocarbon.com, Inc., a Delaware corporation (the "Company") in connection with certain actions to be taken by the written consent by the majority stockholders of the Company, dated as of August 21, 2002. The actions to be taken pursuant to the written consent shall be taken on or about October 4, 2002, 20 days after the mailing of this information statement.

THIS IS NOT A NOTICE OF A SPECIAL MEETING OF STOCKHOLDERS AND NO STOCKHOLDER MEETING WILL BE HELD TO CONSIDER ANY MATTER WHICH WILL BE DESCRIBED HEREIN.



                                             By Order of the Board of Directors,

                                             /s/ Kimberly Tate
                                             -----------------
                                             Secretary

NOTICE OF ACTION TO BE TAKEN PURSUANT THE WRITTEN CONSENT OF MAJORITY STOCKHOLDERS IN LIEU OF A SPECIAL MEETING OF THE STOCKHOLDERS, DATED AUGUST 21, 2002

To Our Stockholders:

         NOTICE IS HEREBY GIVEN that the following action will be taken pursuant to the written consent of a majority of stockholders dated August 21, 2002, in lieu of a special meeting of the stockholders. Such action will be taken on or about October 4, 2002:

         1. The Company will effect a one-for-fifty reverse stock split (the "Reverse Stock Split") of the Company's Common Stock.

                      OUTSTANDING SHARES AND VOTING RIGHTS

         As of the Record Date, the Company's authorized capitalization consisted of 100,000,000 shares of common stock, $.0001 par value per share (the "Common Stock") , of which 11,629,700 shares were issued and outstanding as of the Record Date. Holders of Common Stock of the Company have no preemptive rights to acquire or subscribe to any of the additional shares of Common Stock.

         Each share of Common Stock entitles its holder to one vote on each matter submitted to the stockholders. However, because stockholders holding at least a majority of the voting rights of all outstanding shares of capital stock as at the Record Date have voted in favor of the foregoing proposal by resolution dated August 21, 2002; and having sufficient voting power to approve such proposal through their ownership of capital stock, no other stockholder consents will be solicited in connection with this Information Statement. As the action to be taken was approved by the written consent of a majority of stockholders, there was no meeting of security holders which representatives of the principal accountants were provided an opportunity to make a statement or to respond to any questions.

         Pursuant to Rule 14c-2 under the Securities Exchange Act of 1934, as amended, the proposal will not be adopted until a date at least 20 days after the date on which this Information Statement has been mailed to the stockholders. The Company anticipates that the actions contemplated herein will be effected on or about the close of business on October 4, 2002.

         The Company has asked brokers and other custodians, nominees and fiduciaries to forward this Information Statement to the beneficial owners of the Common Stock held of record by such persons and will reimburse such persons for out-of-pocket expenses incurred in forwarding such material.

         This Information Statement will serve as written notice to stockholders pursuant to Section 222 of the General Corporation Law of the State of Delaware.

                           ONE FOR FIFTY REVERSE SPLIT

         On August 21, 2002, the majority stockholders of the Company authorized a Reverse Stock Split pursuant to which each fifty currently outstanding shares of Common Stock (the "Old Shares") would be automatically converted into one share of Common Stock (the "New Shares"). The reason for the Reverse Stock Split is to increase the per share stock price. The Company believes that if it is successful in maintaining a higher stock price, the stock will generate greater interest among professional investors and institutions. If the Company is successful in generating interest among such entities, it is anticipated that the shares of its Common Stock would have greater liquidity and a stronger investor base. No assurance can be given, however, that the market price of the New Shares will rise in proportion to the reduction in the number of outstanding shares resulting from the Reverse Stock Split. The New Shares issued pursuant to the Reverse Stock Split will be fully paid and non-assessable. All New Shares will have the same par value, voting rights and other rights as Old Shares. Stockholders of the Company do not have preemptive rights to acquire additional shares of Common Stock, which may be issued.

         The one for fifty reverse Stock Split is being effectuated by reducing the number of issued and outstanding shares at the ratio of 50 for 1. Accordingly, as a result of the Reverse Stock Split, the Company will have approximately 99,767,406 authorized unissued shares, which shares may be issued in connection with acquisitions or subsequent financings. There can be no assurance that the Company will be successful in making any such acquisitions or obtaining any such financings. In addition, the Reverse Stock Split has potentially dilutive effects on each of the shareholders. The Company presently does not have any current plans to enter into an acquisition or financing or other business combination. Each of the shareholders may be diluted to the extent that any of the authorized but unissued shares are subsequently issued.

         The Reverse Stock Split will not alter any shareholder's percentage interest in the Company's equity, except to the extent that the Reverse Stock Split results in any of the Company's shareholders owning a fractional share. In lieu of issuing fractional shares, the Company will issue to any shareholder who otherwise would have been entitled to receive a fractional share as a result of the Reverse Split an additional full share of its common stock. The principal effects of the Reverse Stock Split will be that the number of shares of Common Stock issued and outstanding will be reduced from 11,629,700 to approximately 232,594 and the Company's stated capital will be reduced by approximately $1,139 and its additional paid-in capital will be increased by approximately $1,139.

         In addition, commencing with the effective date of the Reverse Stock Split, all outstanding options entitling the holders thereof to purchase shares of the Company's common stock will entitle such holders to receive, upon exercise of their options, one-fiftieth of the number of shares of the Company's common stock which such holders may purchase upon exercise of their options. In addition, commencing on the effective date of the Reverse Stock Split, the exercise price of all outstanding options will be increased by a multiple of fifty.

         Under the Delaware General Corporation Law, the state in which the Company is incorporated, the Reverse Stock Split does not require the Company to provide dissenting shareholders with a right of appraisal and the Company will not provide shareholders with such right.

         The Company believes that the Federal income tax consequences of the reverse stock split to holders of Common Stock will be as follows:

                  (i) Except as explained in (v) below, no income gain or loss will be recognized by a shareholder on the surrender of the current shares or receipt of the certificate representing new post-split shares.

                  (ii) Except as explained in (v) below, the tax basis of the New Shares will equal the tax basis of the Old Shares exchanged therefor.

                  (iii) Except as explained in (v) below, the holding period of the New Shares will include the holding period of the Old Shares if such Old Shares were held as capital assets.

                  (iv) The conversion of the Old Shares into the new shares will produce no taxable income or gain or loss to the Company.

                  (v) The Federal income tax treatment of the receipt of the additional fractional interest by a shareholder is not clear and may result in tax liability not material in amount in view of the low value of such fractional interest.

         The Company's opinion is not binding upon the Internal Revenue Service or the courts, and there can be no assurance that the Internal Revenue Service or the courts will accept the positions expressed above.

         The state and local tax consequences of the Reverse Stock Split may vary significantly as to each shareholder, depending upon the state in which he/she resides. Shareholders are urged to consult their own tax advisors with respect to the Federal, State and local tax consequences of the Reverse Stock Split.

                            DESCRIPTION OF SECURITIES

         The following is a summary description of our capital stock and certain provisions of our certificate of incorporation and by-laws. There are no material differences between the common stock currently outstanding and the common stock that will be outstanding after the reverse stock split.

General
-------

         Our authorized capital stock consists of 100,000,000 shares of common stock, par value $.0001 per share.

Common Stock
------------

         The holders of the common stock are entitled to one vote for each share held of record on all matters submitted to a vote of stockholders. Our certificate of incorporation and by-laws do not provide for cumulative voting rights in the election of directors. Accordingly, holders of a majority of the shares of common stock entitled to vote in any election of directors may elect all of the directors standing for election. Holders of common stock are entitled to receive ratably such dividends as may be declared by the Board of Directors out of funds legally available therefor. In the event of our liquidation or dissolution, holders of common stock are entitled to share ratably in the assets remaining after payment of liabilities. Holders of common stock have no preemptive, conversion or redemption rights. All of the outstanding shares of common stock are fully-paid and non-assessable.

Warrants
--------

         Each Warrant is exercisable at any time from its initial issue date until July 31, 2003 (the "Expiration Date"), to purchase one share of the Company's Common Stock, $.0001 par value, at $0.25 per share on a pre-reverse split basis. The exercise price for Each Warrant will be $12.50 on a post-reverse split basis.

         The Warrants may be exercised upon surrender of the Warrant on or prior to the expiration date to the Company at its principal office or at the office of the Warrant Agent appointed by the Company in accordance with the terms of the Warrant, with the subscription form attached thereto completed and executed as indicated, accompanied by full payment of the exercise price (in cash or by certified check or official bank check payable to the order of Autocarbon.com, Inc.) for the number of Warrants being exercised. The Warrant Holders do not have the rights or privileges of holders of Common Stock.

         The Warrants were sold together with shares of common stock in the form of a unit ("Units") in 2001. The Company shall have the option to "call" all the Warrants presently outstanding and included in the Units (the "Warrant Call"). The Units consisted of one share of common stock and the right to purchase a second share at $0.25 per share on a pre-reverse split basis. The Company may exercise the Warrant Call by giving to each Warrant Holder a written notice of call (the "Call Notice") during the period in which the Warrant may be exercised. The Warrant Holders shall exercise their Warrant rights and purchase the Warrant Shares and pay for the Warrant Shares within fourteen (14) business days of the date of the Call Notice. Thereafter, the Warrants will no longer be exercisable.

                  CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS

         None.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT


         The following table sets forth certain information regarding the beneficial ownership of the Company's common stock as of August 30, 2002, by:

         o        all directors;

         o each person who is known by us to be the beneficial owner of more than five percent (5%) of the outstanding common stock;

         o        each executive officer named in the Summary Compensation
                  Table; and

         o        all directors and executive officers as a group.

                                            Number of Shares of
Name of Beneficial Owner/                   Common Stock                         % of Beneficial
Identity of Group                           Beneficially Owned                   Ownership
------------------------------------------------------------------------------------------------
James Miller*                                         3,027,500                   26.03%
  Chief Executive Officer and
   Chairman of the Board

Kimberly Tate*                                           70,000                    0.60%
  Chief Financial Officer, Secretary and
   Director

Seth Scally*                                            175,000                    1.50%
  Director

Terry Hunt*                                              70,000                    0.60%
   Director

Presco, Inc.                                          2,000,000                   17.20%
1018 Palisades Avenue
Fort Lee, New Jersey 07024

Tammy Liggett                                         2,750,000                   23.65%
1018 Palisades Avenue
Fort Lee, New Jersey 07024

Directors and officer as
a group (4 people)                                    3,342,500                   28.74%

*c/o 136-m Tenth Street, Ramona, California 92065


         The number of shares beneficially owned by each director or executive officer is determined under rules of the SEC, and the information is not necessarily indicative of beneficial ownership for any other purpose. Under the SEC rules, beneficial ownership includes any shares as to which the individual has the sole or shared voting power or investment power. In addition, beneficial ownership includes any shares that the individual has the right to acquire within 60 days of August 30, 2002, through the exercise of any stock option or other right. Unless otherwise indicated, each person listed below has sole investment and voting power (or shares such powers with his or her spouse). In certain instances, the number of shares listed includes (in addition to shares owned directly), shares held by the spouse or children of the person, or by a trust or estate of which the person is a trustee or an executor or in which the person may have a beneficial interest.

                             ADDITIONAL INFORMATION

         The Company's annual report on Form 10-KSB for the period from June 26, 2001(inception) to March 31, 2002 and quarterly report on Form 10-QSB for the quarter ended June 30, 2002 are being delivered to you with this Information Statement. The Company will furnish a copy of any exhibit thereto or other information upon request by a stockholder to the Company's principal offices at Autocarbon.com, Inc., 136-M Tenth Street, Ramona, California 92065; Attention:
Kimberly Tate, Secretary. (619) 303-7356.

                                             By Order of the Board of Directors,

                                             /s/ James Miller
                                             ----------------
                                             James Miller
                                             Chief Executive Offer

Ramona, California
September 13, 2002

EXHIBIT A

                            CERTIFICATE OF AMENDMENT
                                       TO
                          CERTIFICATE OF INCORPORATION
                                       OF
                              AUTOCARBON.COM, INC.

         The undersigned, being the President and Secretary of AUTOCARBON.COM, INC., a corporation existing under the laws of the State of Delaware, does hereby certify under the seal of the said corporation as follows:

         1. The certificate of incorporation of the Corporation is hereby amended by inserting the following paragraph at the end of Article Fourth:

                  "Upon effectiveness of a one-for-fifty reverse stock split of the Corporation's Common Stock, all issued and outstanding shares, as of the effective date, shall be consolidated to the extent that the issued and outstanding shares of Common Stock shall be reduced from 11,629,700 prior to the reverse split to 232,594 following the reverse stock split. All fractional shares shall be rounded up to the next whole number of shares. The capital of the Corporation will not be reduced under or by reason of any amendment herein certified."

         2. The amendment of the certificate of incorporation herein certified has been duly adopted by the unanimous written consent of the Corporation's Board of Directors and a majority of the Corporation's stockholders in accordance with the provisions of Sections 141(f), 228 and 242 of the General Corporation Law of the State of Delaware.

         IN WITNESS WHEREOF, the Corporation has caused its corporate seal to be hereunto affixed and this Certificate of Amendment of the Corporation's Certificate of Incorporation to be signed by James Miller, its President, and Kimberly Tate, its Secretary, this 4th day of October, 2002.

                                              AUTOCARBON.COM, INC.

                                              By:_______________________________
                                                   James Miller, President


                                              By:_______________________________
                                                   Kimberly Tate, Secretary